                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                March 31, 1999
               Date of Report (date of earliest event reported)


                               VIDEO CITY, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                        (State or other jurisdiction of
                        incorporation or organization)


                    0-14023                                95-3897052
            (Commission File Number)                    (I.R.S. Employer
                                                       Identification No.)

370 Amapola Avenue, Suite 208, Torrance, California           90501
      (Address of principal executive offices)             (Zip Code)


                                (310) 533-3900
             (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets

     On March 31, 1999, Video City, Inc. ("Video City") acquired Video Galaxy, Inc. ("Video Galaxy") from the shareholders of Video Galaxy, in a transaction structured as a reverse triangular merger, with a newly formed subsidiary of Video City merging into Video Galaxy. Video Galaxy owns and operates 15 retail video stores in Connecticut and Massachusetts and had aggregate revenues of approximately $5,800,000 during the year ended December 31, 1998.

     The purchase price consisted of (i) 360,667 shares of Video City common stock (subject to post-closing adjustments, if any) and (ii) assumption and payment of indebtedness of Video Galaxy by Video City in the amount of $4,833,000 (of which approximately $1,757,000 was paid off by Video City at closing and $2,000,000 was converted into shares of Video City preferred stock and warrants). The payoff of indebtedness at closing was provided by cash obtained from an existing creditor of the Company.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than June 14, 1999.

         (b) Pro forma Financial Information. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than June 14, 1999.

         (c)  Exhibits.

Numbers                                    Description
-------                                    -----------

10.1 Agreement of Merger and Plan of Reorganization, dated as of March 30, 1999, by and among Video City, Inc., Video Galaxy, Inc., James
              G. Howard, George M. Peloso and Kurt Peterson.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           VIDEO CITY, INC.

Date:  April 15, 1999                      /s/ Robert Y. Lee
                                           -----------------
                                           Robert Y. Lee
                                           Chief Executive Officer
                                           (Principal Executive Officer)

Date:  April 15, 1999                      /s/ Timothy J. Denari
                                           ---------------------
                                           Timothy J. Denari
                                           Chief Financial Officer
                                           (Principal Financial Officer)


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